Exhibit 99.1

July 18, 2023

Atlanta Braves Holdings, Inc. Completes Split-Off From Liberty Media Corporation and Announces Second Quarter Earnings Release and Quarterly Q&A Conference Call and Website Postings of Upcoming Media Appearances

ENGLEWOOD, Colo.—(BUSINESS WIRE)— Atlanta Braves Holdings, Inc. (“Atlanta Braves Holdings”) (Nasdaq: BATRA, BATRK) announced that it completed its previously announced split-off (the “Split-Off”) from Liberty Media Corporation (“Liberty Media”) (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK) at 5:00 p.m., New York City time, today. As a result, Liberty Media and Atlanta Braves Holdings are now separate publicly traded companies. Atlanta Braves Holdings Series A common stock and Series C common stock will begin trading on Wednesday, July 19, 2023 on the Nasdaq Stock Market, under the symbols “BATRA” and “BATRK,” respectively. Atlanta Braves Holdings Series B common stock will be quoted on the OTC Markets under the symbol “BATRB.” Effective as of the Split-Off, Atlanta Braves Holdings has outstanding an aggregate of 10,318,202 shares of Atlanta Braves Holdings Series A common stock, 977,795 shares of Atlanta Braves Holdings Series B common stock and 50,423,293 shares of Atlanta Braves Holdings Series C common stock (including 8,603,969 shares of Atlanta Braves Holdings Series C common issued in connection with the settlement and extinguishment of the Braves Group intergroup interests attributed to the Liberty SiriusXM Group and the Formula One Group in the aggregate).

Quarterly Q&A Conference Call

Additionally, Atlanta Braves Holdings announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on Liberty Media’s second quarter earnings conference call. During this Q&A session, management will be accepting questions regarding both Liberty Media and Atlanta Braves Holdings. The conference call will be held on Friday, August 4th at 10:00 a.m. E.T. Before the open of market trading that day, Atlanta Braves Holdings will issue a press release reporting results for the second quarter of 2023, which can be found at https://bravesholdings.com/investors/news-events/press-releases. During the call, management may discuss the financial performance and outlook of both companies, as well as other forward looking matters.

Please call InComm Conferencing at (877) 704-2829 or +1 (215) 268-9864, passcode 13736985, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Atlanta Braves Holdings website at https://www.bravesholdings.com/investors/news-events/ir-calendar to register for the webcast. Replays of the call will also be available on the Atlanta Braves Holdings website. The conference call will be archived on the website after appropriate filings have been made with the Securities and Exchange Commission (“SEC”).

Website Postings of Upcoming Media Appearances

Members of Atlanta Braves Holdings management periodically appear on various public media platforms (including public appearances and interviews on television, radio, podcasts and social media) where they discuss Atlanta Braves Holdings’ financial performance and outlook, as well as the operations and results of Atlanta Braves Holdings’ businesses. Investors and members of the public may access this list of upcoming media engagements and ways to access these engagements, including whether a transcript or re-play of the appearance or interview will be available after it has occurred, on the Atlanta Braves Holdings website at https://www.bravesholdings.com/investors/news-events/ir-calendar. Atlanta Braves Holdings will continue to issue press releases providing notice of all other speaking engagements (including conferences, Investor Days and conference calls to discuss quarterly and annual results).

Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the proposed trading of Atlanta Braves Holdings common stock. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this communication, and Atlanta Braves Holdings expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Atlanta Braves Holdings' expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Atlanta Braves Holdings, including in its Registration Statement on Form S-4 (File No. 333-268922), as amended, as such risk factors may be amended, supplemented or superseded from time to time by other reports Atlanta Braves Holdings subsequently files with the SEC, for additional information about Atlanta Braves Holdings and about the risks and uncertainties related to Atlanta Braves Holdings' business which may affect the statements made in this communication.

About Atlanta Braves Holdings, Inc.

Atlanta Braves Holdings, Inc. (NASDAQ: BATRA, BATRK) consists of 100% of the ownership and voting interest in Braves Holdings, LLC, which is the owner and operator of the Atlanta Braves Major League Baseball Club and the mixed-use real estate development, The Battery Atlanta, and is the operator of the Atlanta Braves Major League Baseball Club’s stadium, Truist Park.

Atlanta Braves Holdings, Inc. Shane Kleinstein, 720-875-5432 Source: Atlanta Braves Holdings, Inc.